STEELPATH MLP AND INFRASTRUCTURE DEBT FUND

SHAREHOLDER MEETING (Unaudited)

On November 16, 2012, at 1:00 p.m. Central Time a shareholder meeting of SteelPath
MLP and Infrastructure Debt Fund (the Fund) was held.  At the meeting the
sub-proposal (Proposal No. 4) was approved as described in the Funds proxy statement for that meeting. The following is a report of the votes cast:

Proposal 4:	The election the Board of Trustees (all Funds
voting together):

                                    FOR	WITHHELD		TOTAL

William F. Glavin, Jr.	190,480,035	21,121,640	211,601,675
Edward L. Cameron	209,838,889	1,762,786	211,601,675
Jon S. Fossel	209,838,688	1,762,987		211,601,675
Sam Freedman	209,831,511	1,770,164		211,601,675
Richard F. Grabish	209,970,686	1,630,989	211,601,675
Beverly L. Hamilton	210,149,673	1,452,002	211,601,675
Victoria J. Herget	210,153,782	1,447,893	211,601,675
Robert J. Malone	209,986,245	1,615,430	211,601,675
F. William Marshall, Jr.209,820,041	1,781,634	211,601,675
Karen L. Stuckey	210,173,447	1,428,228	211,601,675
James D. Vaughn	210,007,842	1,593,833		211,601,675

On November 30, 2012, at 12:00 p.m. Central Time a shareholder meeting of
SteelPath MLP and Infrastructure Debt Fund (the Fund) was held. At the meeting
the sub-proposals in (Proposal No. 1, Proposal No. 2 and Proposal 3)
 were
approved as described in the Funds proxy statement for that meeting.
 The
following is a report of the votes cast:

Proposal 1:	Proposal to approve a new investment advisory
 agreement
			For	Against	Abstain	Total
	135,921	0	18,107	154,028


Proposal 2: To approve changing, or removing, certain fundamental investment policies

2b:  Proposal to revise the policy relating to borrowing
			For	Against	Abstain	Total
			141,907	0	12,121	154,028

2c:  Proposal to revise the policy relating to concentration of investments
			For	Against	Abstain	Total
			141,907	0	12,121	154,028

2e:  Proposal to revise the policy relating to lending
			For	Against	Abstain	Total
			135,921	0	18,107	154,028

2f:  Proposal to revise the policy relating to real estate and commodities
			For	Against	Abstain	Total
			135,921	0		18,107	154,028

2g:  Proposal to revise the policy relating to senior securities
			For	Against	Abstain	Total
			141,907	0	12,121	154,028

2h:  Proposal to revise the fundamental policy relating to
underwriting
			For	Against	Abstain	Total
			135,921	0	18,107	154,028


Proposal 3:	Proposal to amend the Agreement and Declaration
of Trust
(all Funds voting together)
	For	Against	Abstain	Total
	87,238,332	21,502,722	1,998,239	110,739,292